                                                                     EXHIBIT 4.3

                                   APPENDIX A
                                TO THE BYE-LAWS

                      DESIGNATIONS, NUMBER, VOTING POWERS,
                             PREFERENCES AND RIGHTS
                                       OF
                  SERIES A CUMULATIVE VOTING PREFERENCE SHARES

     1. Designation and Number. The Series A Preference Shares shall be for the purposes of the Act designated as a separate Series of Preference Shares in the Company and shall be designated the Series A Cumulative Voting Preference Shares, par value U.S.$.01 per share (the "Series A Preference Shares"); and the number of shares designated as the Series A Preference Shares shall be initially 10,000,000; provided, that no such shares may be issued in excess of 2,600,000 shares other than as dividends on the Series A Preference Shares or in exchange for outstanding Series A Preference Shares.

     2.  Dividends.

     (a) (i) Subject to the provisions of Section 2(b) of this Appendix A, the holders of Series A Preference Shares shall be entitled to receive, when and as declared, out of the net profits or surplus of the Company legally available therefor, dividends per share at the rate of 13.75% per annum (subject to adjustments as subsequently provided, the "Series A Preferred Dividend Rate") based on the Series A Preferred Stated Value (as defined below), payable as the Board may determine; provided that, (A) such dividends accruing on or prior to June 17, 2002 shall be payable only in Series A Preference Shares (with each share being valued for this purpose at the Series A Preferred Stated Value) and
(B) such dividends accruing thereafter shall be payable only in cash at a rate of 11.75% per annum, and, to the extent such dividends accrue in excess of a rate of 11.75% per annum (the "Excess Dividend Rate"), such Excess Dividend Rate shall be payable in cash or in Series A Preference Shares (with each share being valued for this purpose at the Series A Preferred Stated Value), or cash in part and Series A Preference Shares (with each share being valued for this purpose at the Series A Preferred Stated Value) in part (such option shall be in the Company's sole discretion, except that the Company shall use its best efforts to obtain written assurance from Duff & Phelps Credit Rating Company that the payment in cash of such Excess Dividend Rate will not adversely affect the AAA claims paying ability rating of the Insurance Subsidiary and if such assurance is obtained with respect to all or a portion of such Excess Dividend Rate, then the entire Excess Dividend Rate or, if such assurance is only with respect to a portion of the Excess Dividend Rate, such portion, if any, shall be payable only in cash). The Board shall determine to pay, and shall set apart for or pay, such dividends to the holders of the Series A Preference Shares before any dividends (other than the dividends payable in Shares Junior to the Series A Preferred (as defined below)) shall be set apart for or paid upon the Series B Preference Shares, the Series C Preference Shares, the Common Shares or any other shares of Capital Stock ranking on liquidation junior to the Series A Preference Shares (such shares being referred to hereinafter collectively as "Shares Junior to the Series A Preferred"). All dividends declared upon Series A Preference Shares shall be declared pro rata per share.

     (ii) Notwithstanding the foregoing, the Series A Preferred Dividend Rate shall be adjusted as follows (such adjustments being cumulative):

          (A) if at any time after June 17, 2002, the Series A Preference Shares are rated investment grade (a rating of BBB- or higher from Duff & Phelps Credit Rating Company (or any successor thereto) ("DCR") or the then-equivalent rating in the event that DCR changes its rating designations after June 17, 1997), the Series A Preferred Dividend Rate shall be decreased by 200 basis points for the period from such time until redemption;

          (B) In the event that the Company fails to keep the Registration Statement on Form S-1 with respect to the Series A Preference Shares ("the Shelf Registration Statement") effective continuously until June 17, 1999 or such shorter period that will terminate when all the Series A Preference Shares required by the Series A Preferred Stock Subscription Agreement to be covered by such Shelf

     Registration Statement have been sold pursuant to such registration statement, then the Series A Preferred Dividend Rate shall be increased or, to the extent previously increased as provided below in clause (C) of this
     Section 2(a)(ii), further increased, as the case may be, by 50 basis points for the period from the date that the Shelf Registration Statement is no longer effective until the earlier of (y) the date the Shelf Registration Statement is again deemed effective and (z) June 17, 1999; and

          (C) if an Event of Non-Compliance occurs, the Series A Preferred Dividend Rate shall be increased or further increased, as the case may be, by 250 basis points for the period from the date of such event until the date that no Event of Non-Compliance is continuing.

     (b) Dividends on the Series A Preference Shares shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that, if in any fiscal year or years, dividends in whole or in part are not paid upon the Series A Preference Shares, unpaid dividends shall accrue quarterly at the Series A Preferred Dividend Rate and be compounded quarterly. Dividends on the Series A Preference Shares shall accrue at the Series A Preferred Dividend Rate based on the actual number of days elapsed over a year of 360 days from June 17, 1997 through and until the redemption of such shares.

     3.  Liquidation, Dissolution or Winding Up.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or similar procedures affecting the Company, and after the Company has paid or set aside all amounts due to creditors and any dividends accrued but unpaid on the Series A Preference Shares pursuant to Sections 2(a) and (b) above (and any dividends accrued but unpaid with respect to any such accrued but unpaid dividends as a result of compounding at a quarterly rate) through the date of such liquidation, dissolution or winding up or similar procedure, the holders of Series A Preference Shares then issued and outstanding shall be entitled, on a pro rata per share basis, to be paid out of the assets of the Company available for distribution to its Members, before any payment shall be made to the holders of Shares Junior to the Series A Preferred, an amount equal to US $25.00 (the "Series A Preferred Stated Value") per share, subject to adjustment in the event of any share split or combination with respect to such shares. The aggregate of all liquidation payments to which the holder of a Series A Preference Share shall become entitled under this Section 3 with respect to each Series A Preference Share held by it shall be referred to as its "Series A Liquidation Value."

     (b) If upon any such liquidation, dissolution or winding up of the Company (or similar procedure affecting the Company) the remaining assets of the Company available for the distribution to its shareholders shall be insufficient to pay the holders of Series A Preference Shares the full Series A Liquidation Value for each Series A Preference Share held by such holders, the holders of Series A Preference Shares and the holders of any class of shares ranking on liquidation on parity with the Series A Preference Shares, if any, shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

     (c) The holders of Series A Preference Shares shall not participate with the holders of the Shares Junior to the Series A Preferred in the distribution of any assets of the Company in excess of the aggregate Series A Liquidation Value of the outstanding Series A Preference Shares.

     (d) The amalgamation of the Company into or with another company or corporation, the amalgamation of any other company or corporation into or with the Company, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Company shall not be deemed to be a liquidation, dissolution or winding up (or similar procedure) of the Company for purposes of this Section 3.

     4.  Voting.

     (a) Except as otherwise provided by the Bye-laws (including Bye-law 12(3)) or as set forth below, each issued and outstanding Series A Preference Share shall entitle the holder thereof to seven votes at each general meeting of the Company with respect to any and all matters presented to the Members of the Company for their action or consideration; provided, that if at any time at which a vote is taken by the

Members there are greater than 2,600,000 Series A Preference Shares outstanding, each Series A Preference Share shall entitle the holder thereof to such number of votes as determined by dividing 18,200,000 by the number of issued and outstanding Series A Preference Shares. Except as provided by law or by the provisions of paragraph (b) below or by the Bye-laws, the holders of Series A Preference Shares and of any other outstanding preference shares shall vote together with the holders of Common Shares as a single class.

     (b) Notwithstanding anything in the Bye-laws to the contrary, the Company shall not (i) amend, alter or repeal the preferences or special rights attached to the Series A Preference Shares as set out in the Bye-laws, including this Appendix A, or (ii) authorize or issue shares of any class or Series having any preference or priority as to dividends or redemption or upon liquidation superior to or on parity with the Series A Preference Shares, in each case, without the written consent of the holders of at least 90% of the then issued and outstanding Series A Preference Shares, given in writing, consenting separately as a class.

     5.  Redemption.

     (a) Each issued and outstanding Series A Preference Share shall be redeemed in full for an amount equal to the Series A Preferred Stated Value per share plus dividends accrued but unpaid thereon pursuant to Sections 2(a) and (b) above (and any dividends accrued but unpaid with respect to any such accrued but unpaid dividends as a result of compounding at a quarterly rate) through the date of such redemption, subject to adjustment in the event of any share split or combination with respect to such shares, payable in cash on the date which is June 17, 2007.

     (b) Upon the occurrence of a Change In Control Event, any holder of outstanding Series A Preference Shares may elect to have all of its Series A Preference Shares redeemed by giving written notice to the Company no later than thirty (30) calendar days after written notice to such holder of such Change In Control Event, and each Series A Preference Share as to which a holder has elected redemption shall be redeemed in full for the sum of (i) 101% of the sum of (A) the Series A Preferred Stated Value per share and (B) any non-cash dividends accrued but unpaid thereon pursuant to Sections 2(a) and (b) above (and any non-cash dividends accrued but unpaid with respect to any such accrued but unpaid dividends as a result of compounding at a quarterly rate) through the date of such redemption and (ii) any cash dividends accrued but unpaid thereon pursuant to Section 2(a) and (b) above (and any cash dividends accrued but unpaid with respect to any such accrued but unpaid dividends as a result of compounding at a quarterly rate) through the date of such redemption, subject to adjustment in the event of any share split or combination with respect to such shares. For purposes of this Section 5(b), "Change in Control Event" means an event or Series of events by which (A) any "person" or "group" (as defined in Sections 13(d)(3) and 14(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than one or more Specified Holders or an underwriter engaged in a firm commitment underwriting in connection with a public offering of the Voting Stock (as defined below) of the Company, is or becomes the "beneficial owner" (as defined under Rule 13d-3 of the Exchange
Act), directly or indirectly, of at least 35% of the total voting power of the Voting Stock of the Company; (B) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new Directors (x) whose election by the Board or whose nomination for election by the Members of the Company was approved by a vote of 66 2/3% of the Directors of the Company then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved or (y) were designated by one or more Specified Holders (provided that, in the case of a designation by other holders in addition to Specified Holders, such new Director was designated by Specified Holders sufficient to make such designation without the approval or votes of such other holders) pursuant to Bye-law 12(2) or 12(3)) shall cease for any reason to constitute 66 2/3% of the Directors of the Company then still in office; provided that, in the event that a "person" or "group" (as defined in Section 13(d)(3) and 14(d) of the Exchange Act), other than one or more Specified Holders acting pursuant to Bye-law 12(2) or 12(3), that is the "beneficial owner" (as defined under Rule 13d-3 under the Exchange Act), directly or indirectly, of less than 35% of the Voting Stock of the Company is able to elect a majority of the Board of Directors of the Company pursuant to an agreement with the Company, a Change In Control Event shall be deemed to have occurred; or
(C) the Company consolidates with or amalgamates into, or conveys, transfers or leases all or substantially all of its assets to any Person, or any Person consolidates with or amalgamates into the Company, in either event pursuant to a transaction in which any Voting Stock of the Company issued and outstanding immediately prior to the effectiveness thereof is reclassified or changed into or exchanged for cash, securities or property, unless (i) such Change In Control Event arises from a transaction between the Company and a Restricted Subsidiary thereof, or (ii) such Change In Control Event arises from a transaction involving an exchange of Voting Stock by the holders of the Voting Stock of the Company at such time for Voting Stock of a surviving entity immediately following which such holders own at least 50% of the outstanding Voting Stock of such surviving entity and upon consummation of which none of the events described in clause (A) or (B) shall have occurred in respect of such surviving entity.

     (c) On or after June 17, 2002, all or a portion of the issued and outstanding Series A Preference Shares may be redeemed in cash, at the Company's option and in its sole discretion, at any time or from time to time (provided such time is during a Business Day) upon ten calendar days' prior written notice to the holders thereof, and each Series A Preference Share so redeemed shall be redeemed for the sum of (i) the applicable redemption percentage (as set forth below) of the sum of (A) the Series A Preferred Stated Value per share and (B) any non-cash dividends accrued but unpaid thereon pursuant to Sections 2(a) and
(b) above (and any non-cash dividends accrued but unpaid with respect to any such accrued but unpaid dividends as a result of compounding at a quarterly rate) through the date of redemption and (ii) any cash dividends accrued but unpaid thereon pursuant to Sections 2(a) and (b) above (and any cash dividends accrued but unpaid with respect to any such accrued but unpaid dividends as a result of compounding at a quarterly rate) through the date of such redemption, subject to adjustment in the event of any share split or combination with respect to such shares.

                                                              REDEMPTION
REDEMPTION DATE                                               PERCENTAGES
---------------                                               -----------
June 15, 2002 to June 14, 2003..............................     111%
June 15, 2003 to June 14, 2004..............................     108%
June 15, 2004 to June 14, 2005..............................     106%
June 15, 2005 to June 14, 2006..............................     104%
June 15, 2006 to June 14, 2007..............................     102%

     (d) Notwithstanding the foregoing, on and prior to June 17, 2000, up to 35% of the issued and outstanding Series A Preference Shares may be redeemed in cash, at the Company's option and in its sole discretion, at any time or from time to time (provided such time is during a Business Day) upon ten calendar days' prior written notice to the holders thereof, and each Series A Preference Share so redeemed shall be redeemed for the sum of (i) 120% of the sum of (A) the Series A Preferred Stated Value per share and (B) any non-cash dividends accrued but unpaid thereon pursuant to Sections 2(a) and (b) above (and any non-cash dividends accrued but unpaid with respect to any such accrued but unpaid dividends as a result of compounding at a quarterly rate) through the date of such redemption and (ii) any cash dividends accrued but unpaid thereon pursuant to Section 2(a) and (b) above (and any cash dividends accrued but unpaid with respect to any such accrued but unpaid dividends as a result of compounding at a quarterly rate) through the date of such redemption, subject to adjustment in the event of any share split or combination with respect to such shares, provided that any redemption made by the Company pursuant to this
Section 5(d) shall only be made with the net proceeds from one or more public offerings in the United States of the Company's shares registered with the Commission.

     (e) Any redemption of Series A Preference Shares pursuant to this Section 5, other than Section 5(b), shall be made pro rata from among the registered holders of such shares then issued and outstanding and with ten calendar days' prior notice to such registered holders.

     (f) Notwithstanding any other provision of this Section 5, any redemption pursuant to this Section 5 shall be subject to the Company being in compliance with the Act as determined by the Board. If the Company is unable, as determined by the Board, to redeem any Series A Preference Shares pursuant to this Section 5 because such redemption would violate the applicable laws of Bermuda, then the Company shall redeem such Series A Preference Shares as soon thereafter as redemption would not violate such laws. Any Series A Preference Shares that are redeemed shall be permanently retired and shall no longer be deemed issued and outstanding and shall not under any circumstances be reissued, and the Company may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized Series A Preference Shares accordingly.

     6.  Dividend and Redemption Preferences.

     (a) For so long as any of the Series A Preference Shares remains outstanding, the Company shall not (i) purchase, redeem or otherwise acquire any Shares Junior to the Series A Preferred (other than (1) Series B Preference Shares in accordance with the terms thereof in effect as of June 17, 1997 (and not as amended thereafter) and (2) redemptions or repurchases of any Common Shares held by directors, officers or employees of the Company and its Subsidiaries which shares are subject to redemption or repurchase upon any such person ceasing to be a director, officer or employee, as the case may be, of the Company, each in accordance with the terms of any applicable agreement between the Company and any such person or the terms of any agreement or plan pursuant to which such shares were issued, provided that such repurchases and redemptions, in the aggregate, are in respect of no more than 10% of the number of Common Shares issued and outstanding on June 17, 1997 (or the equivalent number of any other securities into which or for which the Common Shares may be converted or exchanged as set forth in the Bye-laws) and are redeemed or repurchased for an amount not in excess of the fair market value at the time of redemption or repurchase) or (ii) declare or pay or set apart for payment any dividend on or make any distribution to Shares Junior to the Series A Preferred, whether in cash or other property, other than dividends payable in Shares Junior to the Series A Preferred.

     (b) For so long as (i) on or after June 17, 2007, the Company shall have failed to redeem Series A Preference Shares pursuant to Section 5(a) (notwithstanding Section 5(f)) or (ii) there are any unpaid (cash or non-cash) dividends which have accrued in respect of any Series A Preference Shares, the Company shall not (A) purchase, redeem or otherwise acquire any Shares Junior to the Series A Preferred (other than under Section 6(a)(i)(2) above) or (B) declare or pay or set apart for payment dividends on or make distributions to shares ranking on parity with the Series A Preference Shares (for avoidance of doubt, this clause (B) shall not apply to Series B Preference Shares or Series C Preference Shares.

                                   APPENDIX B
                                TO THE BYE-LAWS

                      DESIGNATIONS, NUMBER, VOTING POWERS
                             PREFERENCES AND RIGHTS
                                       OF
                  SERIES B CUMULATIVE VOTING PREFERENCE SHARES

     1. Designation and Number. The Series B Preference Shares shall be a separate Series of Preference Shares in the Company and shall be designated the Series B Cumulative Voting Preference Shares, par value US $0.01 per share (the "Series B Preference Shares"); and the number of shares designated the Series B Preference Shares shall be initially 10,000,000; provided, that there shall no more than 1,600,000 shares issued and outstanding at any one time other than as dividends on the Series B Preference Shares, in connection with a Commitment Draw or in exchange for outstanding Series B Preference Shares.

     2.  Dividends.

     (a) Subject to the provisions of Section 2(b) of this Appendix B, Section 6(a)(ii) of Appendix A and Section 7 of Appendix D to the Bye-laws, the holders of Series B Preference Shares shall be entitled to receive, when and as declared, out of the net profits or surplus of the Company legally available therefor, dividends per share at the rate of 7.00% per annum (the "Series B Preferred Dividend Rate") based on the Series B Preferred Stated Value (as defined in Section 3(a) of this Appendix B), payable as the Board may determine; provided, that such dividends accruing on or prior to June 17, 2007 and so long as any Series A Preference Shares are outstanding shall be payable only in Series B Preference Shares (with each share being valued for this purpose at the Series B Preferred Stated Value) and such dividends accruing thereafter shall be payable only in cash. Subject to Section 6(a)(ii) of Appendix A and Section 7 of Appendix D to the Bye-laws, the Board shall determine to pay, and shall set apart for or pay, such dividends to holders of the Series B Preference Shares after any dividends then due upon the Series A Preference Shares, the Series C Preference Shares and any other shares ranking on liquidation senior to the Series B Preference Shares (such shares being referred to hereinafter collectively as "Shares Senior to the Series B Preferred") shall be set apart for or paid upon the Shares Senior to the Series B Preferred and before any dividends (other than dividends payable in Shares Junior to the Series B Preferred (as defined below)) shall be set apart for or paid upon the Common Shares or any other shares ranking on liquidation junior to the Series B Preference Shares (such shares being referred to hereinafter collectively as "Shares Junior to the Series B Preferred") in any year. All dividends declared upon Series B Preference Shares shall be declared pro rata per share.

     (b) Dividends on the Series B Preference Shares shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that, if in any fiscal year or years, dividends in whole or in part are not paid upon the Series B Preference Shares, unpaid dividends shall accrue quarterly at the Series B Preferred Dividend Rate and be compounded quarterly. Dividends on the Series B Preference Shares shall accrue at the Series B Preferred Dividend Rate based on the actual number of days elapsed over a year of 360 days from the date of issuance of such shares through and until the redemption of such shares.

     3.  Liquidation, Dissolution or Winding Up.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or similar procedures affecting the Company, and after the Company has paid or set aside all amounts due to creditors and the holders of the Shares Senior to the Series B Preferred and any dividends accrued but unpaid on the Series B Preference Shares pursuant to Sections 2(a) and (b) above (and any dividends accrued but unpaid thereon with respect to any such accrued but unpaid dividends as a result of compounding at a quarterly rate) through the date of such liquidation, dissolution or winding up (or similar procedure), the holders of Series B Preference Shares then issued and outstanding shall be entitled, on a pro rata per share basis, to be paid out of the assets of the Company available for distribution to its Members, after the Company has paid or set apart for payment all amounts due to creditors and the holders of Shares Senior to the Series B Preferred and before any payment shall be made by the Company to the holders of Shares Junior to the

Series B Preferred, an amount equal to U.S.$25.00 (the "Series B Preferred Stated Value") per Series B Preference Share, subject to adjustment in the event of any share split or combination with respect to such shares. The aggregate of all liquidation payments to which the holder of a Series B Preference Share shall become entitled under this Section 3 with respect to each Series B Preference Share held by it shall be referred to as its "Series B Liquidation Value."

     (b) If upon any such liquidation, dissolution or winding up of the Company (or similar procedure affecting the Company) the remaining assets of the Company available for the distribution to its Members shall be insufficient to pay the holders of Series B Preference Shares the full Series B Liquidation Value for each Series B Preference Share held by such holders, the holders of Series B Preference Shares and the holders of any class of shares ranking on liquidation on parity with the Series B Preference Shares shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

     (c) The holders of Series B Preference Shares shall not participate with the holders of the Shares Junior to the Series B Preferred in the distribution of any assets of the Company in excess of the aggregate Series B Liquidation Value of the outstanding Series B Preference Shares to the Members.

     (d) The amalgamation of the Company into or with another company or corporation, the amalgamation of any other company or corporation into or with the Company, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Company shall not be deemed to be a liquidation, dissolution or winding up (or similar procedure) of the Company for purposes of this Section 3.

     4.  Voting.

     (a) Except as otherwise provided in the Bye-laws or as set forth below, each issued and outstanding Series B Preference Share shall entitle the holder thereof to five votes at each general meeting of Members of the Company with respect to any and all matters presented to the Members of the Company for their action or consideration; provided, that if at any time at which a vote is taken by the Members there are greater than 1,600,000 Series B Preference Shares issued and outstanding, each Series B Preference Share shall entitle the holder thereof to such number of votes as determined by dividing 8,000,000 by the number of issued and outstanding Series B Preference Shares. Except as provided by law or by the provisions of paragraph (b) below or by the Bye-laws, holders of Series B Preference Shares and of any other issued and outstanding preference shares shall vote together with the holders of Common Shares as a single class.

     (b) Except as set forth in paragraph (c) below, Series B Preference Shares issued in connection with the Commitment Draw shall not entitle the holders thereof to any votes on matters presented to the Members of the Company for any reason.

     (c) Notwithstanding anything in the Bye-laws to the contrary, the Company shall not (i) amend, alter or repeal the preferences or special rights attached to the Series B Preference Shares as set out in the Bye-laws, including this Appendix B, or (ii) authorize or issue shares of any class or Series having any preference or priority as to dividends or redemption or upon liquidation superior to or on parity with the Series B Preference Shares (other than the Series A Preference Shares), in each case, without the written consent of the holders of at least 90% of the then outstanding Series B Preference Shares including holders of Series B Preference Shares issued in connection with a Commitment Draw, given in writing, consenting separately as a class.

     5.  Redemption.

     (a) Subject to Section 6 of Appendix A and Section 7 of Appendix D, each issued and outstanding Series B Preference Share shall be redeemed in full for an amount equal to the Series B Preferred Stated Value per share plus dividends accrued but unpaid thereon pursuant to Sections 2(a) and (b) above (and any dividends accrued but unpaid with respect to any such accrued but unpaid dividends as a result of compounding at a quarterly rate) through the date of such redemption, subject to adjustment in the event of any share split or combination with respect to such shares, payable in cash on the date that is the earliest to occur of (i) June 17, 2012, (ii) the Qualified Public Offering,
(iii) the acquisition of a majority of the issued and outstanding Common Shares at the time of such acquisition by one or more purchasers acting in concert in a single transaction or in a Series of related transactions including, without limitation, acquisitions occasioned by a purchase or exchange, or an amalgamation, consolidation, share acquisition or other form of corporate reorganization in which Persons who were holders of Common Shares immediately prior to such corporate reorganization do not, immediately thereafter, own more than 50% of the Common Shares previous voting power, measured immediately prior to such corporate reorganization, in the acquiring, amalgamated, consolidated or otherwise reorganized company with respect to its issued and outstanding voting securities; provided, however, that the distribution of Rights pursuant to an Offering Circular dated January 21, 1999, as supplemented on February 5, 1999 and February 12, 1999, and a Subsequent Offering (as defined in the Amended and Restated Shareholders Agreement, dated March 31, 1999) shall not trigger a redemption under any of the foregoing clauses (i), (ii) or (iii).

     (b) Any redemption of Series B Preference Shares pursuant to this Section 5 shall be made pro rata from among the registered holders of such shares then issued and outstanding and with ten calendar days' prior notice to such holders.

     (c) Notwithstanding any other provision of this Section 5 and subject to
Section 6 of Appendix A and Section 7 of Appendix D, any redemption pursuant to this Section 5 shall be subject to the Company being in compliance with the Act, as determined by the Board. If the Company is unable, as determined by the Board, to redeem any Series B Preference Shares pursuant to this Section 5 because such redemption would violate the applicable laws of Bermuda, then the Company shall redeem such Series B Preference Shares as soon thereafter as redemption would not violate such laws. Any Series B Preference Shares that are redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Company may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized Series B Preference Shares accordingly.

     6.  Dividend and Redemption Preferences.

     (a) For so long as any of the Series B Preference Shares remains issued and outstanding, the Company shall not (i) purchase, redeem or otherwise acquire any Shares Junior to the Series B Preferred (other than redemptions or repurchases of any Common Shares held by directors, officers or employees of the Company and its Subsidiaries which shares are subject to redemption or repurchase upon any such person ceasing to be a director, officer or employee, as the case may be, of the Company, each in accordance with the terms of any applicable agreement between the Company and any such person or the terms of any agreement or plan pursuant to which such shares were issued, provided that such repurchases and redemptions, in the aggregate, are in respect of no more than 10% of the number of Common Shares issued and outstanding on June 17, 1997 (or the equivalent number of any other securities into which or for which the Common Shares may be converted or exchanged as set forth in the Bye-laws) and are redeemed or repurchased for an amount not in excess of the fair market value at the time of redemption or repurchase) or (ii) declare or pay or set apart for payment any dividend on or make any distribution to Shares Junior to the Series B Preferred, whether in cash or other property, other than dividends payable in Shares Junior to the Series B Preferred.

     (b) For so long as (i) the Company shall fail to redeem Series B Preference Shares pursuant to Section 5(a) (notwithstanding Section 5(c)) or (ii) there are any unpaid (cash or non-cash) dividends in respect of any Series B Preference Shares, the Company shall not declare or pay or set apart for payment dividends (other than dividends payable in Shares Junior to the Series B Preferred) on or make distributions to shares ranking on parity with the Series B Preference Shares.

     7. Conversion. The Series B Preference Shares are not convertible into any other security of the Company except as provided in Section 7(a) below.

     (a) All Series B Preference Shares issued and outstanding on the date of issuance of the Series C Preference Shares (the "Series C Closing Date") shall automatically, without any action on the part of the Company or the holder thereof, be converted into Common Shares. The number of Common Shares into which such Series B Preference Shares shall be converted shall be determined by dividing (X) the Series B Preferred Stated Value per share plus dividends accrued but unpaid on the Series B Preference Shares pursuant to Sections 2(a) and (b) above (and any dividends accrued but unpaid with respect to any such accrued but unpaid dividends as a result of compounding at a quarterly rate) through the date of such conversion, subject to adjustment in the event of any share split or combination with respect to such shares by
(Y) a conversion price of US$3.00 per share and rounding down to the nearest whole share.

     (b) The Series B Preference Shares shall be deemed to have been converted into Common Shares on the Series C Closing Date, and the person entitled to receive the Common Shares issuable upon such conversion shall be deemed for all purposes to be the record holder of such Common Shares as of the close of business on the Series C Closing Date. Accordingly, certificates for Series B Preference Shares outstanding immediately preceding the Series C Closing Date shall only represent such number of Common Shares into which the Series B Preference Shares were converted.

     (c) Holders of certificates for Series B Preference Shares on the Series C Closing Date can obtain certificates for Common Shares by surrendering their certificates for Series B Preference Shares, duly endorsed if the Company shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Company, at the office of the transfer agent for the Series B Preference Shares, or at such other office as may be designated by the Company, together with written request to convert the Series B Preference Shares being surrendered into Common Shares. Such notice shall also state the name and address in which such holder wishes the certificate for the Common Shares issuable upon conversion to be issued. As soon as practicable after receipt of the certificates representing the Series B Preference Shares to be converted and the notice of election to convert the same, the Company shall issue and deliver at said office a certificate for the number of whole Common Shares issuable upon conversion of the Series B Preference Shares.

                                   APPENDIX C
                                TO THE BYE-LAWS

                 DESIGNATIONS, NUMBER, VOTING POWERS AND RIGHTS
                                       OF
                                 COMMON SHARES

     1. Designation and Number. The Common Shares shall be for the purposes of the Act designated as a separate class of shares in the Company and shall be designated the Common Shares, par value U.S.$.01 per share (the "Common Shares"). The number of shares constituting the Common Shares shall be 200,000,000.

     2. Dividends. Subject to the rights and preferences of the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares or any other shares ranking on liquidation senior to the Common Shares (such shares being referred to hereinafter collectively as "Shares Senior to the Common Shares"), the holders of the Common Shares shall be entitled to receive, if, when and as declared, out of net profits or surplus of the Company legally available therefor, such dividends per share as the Board shall determine. All dividends declared upon Common Shares shall be declared pro rata per share.

     3.  Liquidation, Dissolution or Winding Up.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or similar procedures affecting the Company, and after the Company has paid or set aside all amounts due to creditors and the holders of the Shares Senior to the Common Shares and any dividends accrued but unpaid on the Common Shares, the holders of Common Shares then outstanding shall be entitled, on a pro rata per share basis, to the remaining assets of the Company available for distribution to its shareholders.

     (b) The amalgamation of the Company into or with another company or corporation, the amalgamation of any other company or corporation into or with the Company, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Company shall not be deemed to be a liquidation, dissolution or winding up (or similar procedure) of the Company for purposes of this Section 3.

     4.  Voting.

     (a) Except as otherwise provided in the Bye-laws or set forth below, each issued and outstanding Common Share shall entitle the holder thereof to two votes at each general meeting of the Company with respect to any and all matters presented to the Members of the Company for their action or consideration. Except as provided by law or by the provisions of Section 4(b) below or by the Bye-laws, holders of Common Shares and holders of any Series of issued and outstanding Preference Shares, which pursuant to the provisions of these Bye-laws entitle the holder thereof to vote with respect to any and all matters presented to the Members of the Company for their action or consideration, shall vote together as a single class.

     (b) The Company shall not amend, alter or repeal the special rights of the Common Shares as set out in the Bye-laws, including Section 4 of this Appendix C, without the written consent of the holders of at least 90% of the then outstanding Common Shares, given in writing; provided, however, that any change in the number of votes per share to which a holder of a Common Share is entitled shall not be effective without the written consent of the holders of at least 90% of the then outstanding Common Shares voting separately as a class.

                                   APPENDIX D
                                TO THE BYE-LAWS

                      DESIGNATIONS, NUMBER, VOTING POWERS,
                           PREFERENCES AND RIGHTS OF
            SERIES C CONVERTIBLE CUMULATIVE VOTING PREFERENCE SHARES

     1. Designation and Number. The Series C Preference Shares shall be for the purposes of the Act designated as a separate Series of Preference Shares in the Company and shall be designated the Series C Convertible Cumulative Voting Preference Shares, par value U.S.$.01 per share (the "Series C Preference Shares"); and the number of shares designated as Series C Preference Shares shall be initially 52,000,000.

     2. Dividends. The holders of Series C Preference Shares shall not be entitled to receive any dividends with respect to such shares.

     3.  Liquidation, Dissolution or Winding Up.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or similar procedures affecting the Company, and after the Company has paid or set aside all amounts due to creditors and the holders of the Series A Preference Shares and any other shares ranking on liquidation senior to the Series C Preference Shares through the date of such liquidation, dissolution or winding up (or similar procedure), the holders of Series C Preference Shares then issued and outstanding shall be entitled, on a pro rata per share basis, to be paid out of the assets of the Company available for distribution to its Members before any payment shall be made by the Company to the holders of the Series B Preference Shares, the Common Shares or any other shares of Capital Stock ranking on liquidation junior to the Series C Preference Shares (such shares being referred to hereinafter collectively as "Shares Junior to the Series C Preferred"), an amount equal to (i) U.S. $1.50 (the "Series C Preferred Stated Value") per share, subject to adjustment in the event of any share split or combination with respect to such shares plus (ii) an amount equal to 7.00% per annum of the Series C Preferred Stated Value, which amount shall calculated based on the actual number of days elapsed over a year of 360 days from the Series C Closing Date through the date of such liquidation and shall be compounded annually. The sum of the amounts set forth in clauses (i) and (ii) of the immediately preceding sentence to which the holder of a Series C Preference Share shall become entitled under this Section 3 with respect to each such Preference Share held by it shall be referred to as its "Series C Liquidation Value."

     (b) If, upon any such liquidation, dissolution or winding up of the Company (or similar procedure affecting the Company), the remaining assets of the Company available for the distribution to its Members shall be insufficient to pay the holders of Series C Preference Shares the full Series C Liquidation Value for each Series C Preference Share held by such holders, the holders of Series C Preference Shares and the holders of any class of shares ranking on liquidation on parity with the Series C Preference Shares shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

     (c) The holders of Series C Preference Shares shall not participate with the holders of the Shares Junior to the Series C Preferred in the distribution of any assets of the Company to the Members in excess of the aggregate Series C Liquidation Value of the outstanding Series C Preference Shares.

     (d) The amalgamation of the Company into or with another company or corporation, the amalgamation of any other company or corporation into or with the Company, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Company shall not be deemed to be a liquidation, dissolution or winding up (or similar procedure) of the Company for purposes of this Section 3.

     4.  Voting.

     (a) Except as otherwise provided by the Bye-laws (including Bye-law 12(3)) or as set forth below, each issued and outstanding Series C Preference Share shall entitle the holder thereof to one vote at each general meeting of the Company with respect to any and all matters presented to the Members of the Company for their action or consideration. Except as provided by law or by the provisions of
Section 4(b) below or by the Bye-laws, the holders of Series C Preference Shares and of any other outstanding preference shares that entitle the holder to vote shall vote together with the holders of Common Shares as a single class.

     (b) Notwithstanding anything in the Bye-laws to the contrary, the Company shall not (i) amend, alter or repeal the preferences or special rights attached to the Series C Preference Shares as set out in the Bye-laws, including this Appendix D, or (ii) authorize or issue shares of any class or Series having any preference or priority as to redemption or upon liquidation superior to or on parity with the Series C Preference Shares, in each case, without the written consent of the holders of at least 90% of the then issued and outstanding Series C Preference Shares, given in writing, consenting separately as a class.

     5.  Redemption.

     (a) The Series C Preference Shares shall be redeemed by the Company upon a Sale (as defined below) of the Company but only if and to the extent that the consideration to be paid (or deemed to be paid) for each Series C Preference Share in connection with such Sale is less than the Series C Liquidation Value. In such case, the Company shall redeem in full each Series C Preference Share for the Series C Liquidation Value. In the case of an asset sale as described in clause (i) of paragraph (b) below, the consideration per share deemed to be paid for each Series C Preference Share shall be determined by (x) dividing the aggregate gross purchase price received by the Company in connection therewith by the fully diluted number of Common Shares outstanding assuming conversion or exchange of all convertible or exchangeable securities and exercise of all warrants and other derivative securities for Common Shares and (y) multiplying the result of the calculation in clause (x) by the number of shares into which each Series C Preference Share is convertible at the time of the consummation of the applicable Sale based upon the then applicable Conversion Price. Upon the consummation of any such Sale, the Company shall promptly give notice to the holders of Series C Preference Shares setting forth the per share consideration payable in respect of the Series C Preference Shares calculated pursuant to the immediately preceding sentence. Except as set forth in Section 5(c), below, the Series C Preference Shares may not be redeemed by the holder under any circumstances, and the redemption contemplated by this Section 5(a) shall be made ten (10) calendar days following dispatch of such notice.

     (b) For purposes of this Section 5, a "Sale" of the Company shall mean, (i) a sale or other transfer in one or a series of related transactions of all or substantially all of the assets of the Company and its subsidiaries taken as a whole and (ii) a merger, consolidation or amalgamation to which the Company is a party which results in the owners of all of the Company's classes of voting securities prior to such merger, consolidation or amalgamation owning securities with less than 50% of the then-outstanding voting power of the surviving entity following such merger, consolidation or amalgamation.

     (c) At the Maturity Date (as defined in Section 6 below), the Series C Preference Shares shall, at the option of the Company, either (i) be redeemed for cash in an amount per share equal to the Series C Liquidation Value or (ii) converted in Common Shares as provided by Section 6 below. No later than 10 days prior to the Maturity Date, the Company shall give notice to the holders of Series C Preference Shares of the impending maturity of such shares, of whether the Company intends to redeem such shares for cash or Common Shares, and of the then-applicable Series C Liquidation Value or number of Common Shares into which a Series C Preference Share is then convertible.

     (d) Any redemption of Series C Preference Shares pursuant to this Section 5 (other than a redemption pursuant to Section 5(c) above) shall be made pro rata from among the registered holders of such shares then issued and outstanding and with ten calendar days' prior notice to such registered holders.

     (e) Notwithstanding any other provision of this Section 5, any redemption pursuant to this Section 5 shall be subject to the Company being in compliance with the Act as determined by the Board. If the Company is unable, as determined by the Board, to redeem any Series C Preference Shares pursuant to this Section 5 because such redemption would violate the applicable laws of Bermuda, then the Company shall redeem such Series C Preference Shares as soon thereafter as redemption would not violate such laws. Any Series C Preference Shares that are redeemed shall be permanently retired and shall no longer be deemed issued and outstanding and shall not under any circumstances be reissued, and the Company may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized Series C Preference Shares accordingly.

     6.  Conversion.

     (a) For purposes of this Section 6 the following definitions shall apply:

          (i) "Conversion Date" shall mean the earlier to occur of the Maturity Date or the date upon which the Series C Preference Shares are required to be converted pursuant to the provisions of clause (ii) of Section 6(b) below;

          (ii) "Conversion Price" shall mean U.S. $1.50 per share, as adjusted from time to time as provided herein;

          (iii) "Fair Market Value" shall mean the last reported sales price of Common Shares on the Nasdaq National Market on the date on which the fair market value is to be determined or, in the absence of any reported sales of Common Shares on such date, on the first preceding date on which any such sale shall have been reported. If the Company's Common Shares are not listed on the Nasdaq National Market on the date on which the fair market value is to be determined, the Board of Directors shall determine in good faith the fair market value in whatever manner it considers appropriate;

          (iv) "Issue Date" shall mean March 31, 1999; and

          (v) "Maturity Date" shall mean March 31, 2009.

     (b) The Series C Preference Shares shall automatically be converted into Common Shares at the earlier to occur of (i) the Maturity Date, with such Series C Preference Shares being converted in such case into such number of Common Shares as provided in Section 6(c) below, notwithstanding the then-applicable Conversion Price, or (ii) the issuance by the Company in one or a series of related transactions either privately or through registered public offerings (other than pursuant to acquisitions, mergers or other business combinations or pursuant to stock option plans, stock purchase plans or other employee benefit plans or arrangements) of equity securities (which, for purposes of clarification, shall not include any debt securities convertible or exchangeable for equity securities of the Company) resulting in aggregate gross proceeds to the Company of at least fifty million dollars (US$50,000,000) and at a price per share determined by a majority of the Board of Directors to be fair and reasonable ("New Equity"), with such Series C Preference Shares being converted in such case into such number of Common Shares as set forth in Section 6(d) below. The Company shall deliver a notice to each holder of Series C Preference Shares at least ten days prior to the Maturity Date or, with respect to an event described in clause (ii) of the immediately preceding sentence, promptly upon a determination by the Board of Directors that such event is reasonably likely to occur. Such notice shall set forth (i) the Maturity Date or the expected closing date of such event, as applicable and (ii) the Fair Market Value, in addition to the items specified in Section 5(c) above.

     (c) If an election is not made pursuant to Section 5(c) above, at the Maturity Date, the Series C Preference Shares shall, notwithstanding the then-applicable Conversion Price, be converted into such number of Common Shares, determined by dividing the Series C Liquidation Value by (x) the Conversion Price if the Fair Market Value per Common Share at the Maturity Date is at least U.S. $1.50 or (y) ninety-five percent (95%) of the Fair Market Value, if the Fair Market Value per Common Share at the Maturity Date is less than U.S. $1.50. The conversion ratio described in the preceding sentence shall not be applicable to the conversion of the Series C Preference Shares into Common Shares on a date prior to the Maturity Date.

     (d) Upon the issuance by the Company of New Equity, each Series C Preference Share shall be converted into such number of Common Shares to be determined by dividing the Series C Preferred Stated Value by the Conversion Price.

     (e) Series C Preference Shares may be converted into Common Shares at any time at the option of the holder at the then-applicable Conversion Price. For purposes of conversions at the option of the holder contemplated by this Section 6(e), each Series C Preference Share shall be valued at the Series C Preferred Stated Value.

     (f) With respect to any conversions of securities pursuant to the preceding paragraphs of this Section 6, the holder thereof shall surrender the certificates therefor, duly endorsed if the Company shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Company, at the office of the transfer agent for the Series C Preference Shares, or at such other office as may be designated by the Company, together with written notice that such holder irrevocably elects to convert such shares. Such notice shall also state the name and address in which such holder wishes the certificate for the Common Shares issuable upon conversion to be issued. As soon as practicable after receipt of the certificates representing the Series C Preference Shares to be converted and the notice of election to convert the same, the Company shall issue and deliver at said office a certificate for the number of whole Common Shares issuable upon conversion of the Series C Preference Shares surrendered for conversion (rounding down to the nearest whole share), to the person entitled to receive the same. The Series C Preference Shares shall be deemed to have been converted immediately prior to the close of business on the date such shares are surrendered for conversion and notice of election to convert the same is received by the Company in accordance with the foregoing provision, and the person entitled to receive the Common Shares issuable upon such conversion shall be deemed for all purposes as the record holder of such Common Shares as of the close of business on such date.

     (g) No fractional Common Shares shall be issued upon conversion of any Series C Preference Shares. If more than one stock certificate for Series C Preference Shares shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares represented by all the certificates so surrendered. If the conversion of any Series C Preference Shares results in a fractional Common Share, the Company shall round down to the nearest whole share amount and issue a certificate for such whole number of shares.

     (h) The Conversion Price shall be adjusted from time to time as follows:

          (i) In the event that the Company shall pay or make a dividend or other distribution on any class of Common Shares or Preference Shares (other than the Series C Preference Shares) of the Company in Common Shares, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination, and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this subsection, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company or issued to the treasury as a dividend with respect thereto.

          (ii) In the event that the Company shall issue options, rights or warrants to any holders of any class of Common Shares or Preference Shares (other than the Series C Preference Shares) of the Company entitling them to subscribe for or purchase Common Shares or at a price per share less than the Conversion Price on the date fixed for the determination of stockholders entitled to receive such options, rights or warrants (other than pursuant to a dividend reinvestment plan, an employee stock option plan, an employee stock warrant plan or any similar plan for the benefit of the employees of the Company and/or its subsidiaries), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination, and the denominator of which shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares issuable upon exercise of such options, rights or warrants, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (ii), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company or issuable pursuant to warrants held in or issued to treasury.

          (iii) In the event that outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding Common Shares shall be combined into a smaller number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (iv) In the event that the Company shall, by dividend or otherwise, distribute to any holders of any class of Common Shares or Preference Shares (other than the Series C Preference Shares) of the Company evidences of its indebtedness or assets (including (A) securities, but excluding (B) any rights or warrants referred to in subsection (ii) above, any dividend or distribution paid in cash out of the consolidated retained earnings of the Company and any dividend or distribution referred to in subsection (i) above), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Fair Market Value of the Common Shares on the date fixed for such determination less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive and shall be described in a statement filed with the transfer agent for the Series C Preference Shares) of the portion of the evidences of indebtedness or assets so distributed applicable to one share of Common Shares, and the denominator of which shall be such Fair Market Value of the Common Shares, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

          (v) The reclassification of Common Shares into securities including securities other than Common Shares (other than any reclassification upon a consolidation or merger to which Section 6(j) below applies) shall be deemed to involve (A) a distribution of such securities other than Common Shares to all holders of Common Shares (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of subsection
     (iv) above), and (B) a subdivision or combination, as the case may be, of the number of Common Shares outstanding immediately prior to such reclassification into the number of Common Shares outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision became effective" or "the day upon which such subdivision becomes effective" as the case may be, and "the day upon which such combination becomes effective" within the meaning of subsection (iii) above).

          (vi) Notwithstanding the foregoing, no adjustment to the Conversion Price for the Series C Preference Shares shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     (i) Whenever the Conversion Price shall be adjusted as herein provided (i) the Company shall forthwith make available at the office of the transfer agent for the Series C Preference Shares a statement describing in reasonable detail the adjustment, the facts requiring such adjustment and the method of calculation used; and (ii) the Company shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of Series C Preference Shares a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price.

     (j) In the event of any consolidation of the Company with, or merger of the Company into, any other corporation (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Shares of the Company) or a sale, lease or conveyance of the assets of the Company as an entirety or substantially as an entirety, or any statutory exchange of securities with another corporation, the holder of each share of Series C Preference Shares shall have the right, after such consolidation, merger, sale or exchange to convert such share only into the number and kind of shares of stock or other securities, and the amount of cash or other property receivable upon such consolidation, merger, sale or exchange by a holder of the number of Common Shares issuable upon conversion of such Series C Preference Shares immediately prior to such consolidation, merger, sale or exchange. No provision shall be made for adjustments in the Conversion Price. The provisions of this
Section 6(j) shall similarly apply to successive consolidations, mergers, sales or exchanges.

     (k) The Company shall pay any taxes that may be payable in respect of the issuance of Common Shares upon conversion of Series C Preference Shares, but the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of Common Shares in the name other than that in which the Series C Preference Shares so converted are registered, and the Company shall not be required to issue or deliver any such shares unless and until the person requesting such issuance shall have paid to the Company the amount of any such taxes, or shall have established to the satisfaction of the Company that such taxes have been paid.

     (l) The Company may (but shall not be required to) make such reductions in the Conversion Price, in addition to those required by subsections (i) through
(iv) of Section 6(h) above, as it considers to be advisable in order that certain stock-related distributions hereafter made by the Company to its stockholders shall not be taxable.

     (m) The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares the full number of Common Shares issuable upon the conversion of all Series C Preference Shares then outstanding.

     7.  Dividend and Redemption Preferences

     (a) For so long as any of the Series C Preference Shares remains outstanding, the Company shall not declare or pay or set apart for payment any dividend on or make any distribution to Shares Junior to the Series C Preferred, whether in cash or other property, including dividends payable in Shares Junior to the Series C Preferred other than dividends on Series B Preference Shares payable in accordance with Appendix B.

     (b) In the event of any default by the Company on any payment due to the holders of Series C Preference Shares, the Company shall not (A) purchase, redeem or otherwise acquire any Shares Junior to the Series C Preferred, (B) declare or pay or set apart for payment dividends on or make distributions to Shares Junior to the Series C Preferred and (C) pay or set apart for payment dividends on any shares ranking on parity with the Series C Preference Shares.